UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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RBB BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders:

On behalf of the Board of Directors of RBB Bancorp (the “Company”), we are pleased to invite you to participate in the 2020 annual meeting of the Company’s shareholders (the “Annual Meeting”), which will be held via a live webcast and telephonically, on Wednesday, May 13, 2020 at 11:00 a.m., Pacific Time. You will be able to participate in the Annual Meeting (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number on your proxy card as the access code, and participating live in the webcast

At the Annual Meeting, you will be asked to elect our Board of Directors, to vote on an advisory (non-binding) resolution to approve the compensation of the Company’s named execution officers, and to ratify the appointment of Eide Bailly LLP as our independent auditors for the 2020 fiscal year.

The Company’s Board of Directors has determined that each of the proposals that will be presented to the shareholders for their consideration at the Annual Meeting are in the best interests of the Company and its shareholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, and “FOR” ratification of Eide Bailly LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.

Only shareholders of record at the close of business on March 16, 2010 are entitled to notice of and to vote at the Annual Meeting.

Your vote is very important. Whether or not you expect to participate in the Annual Meeting telephonically or via a live webcast, we encourage you to cast your vote via the Internet, by telephone, or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card and in the enclosed proxy statement. If you hold your shares of the Company’s common stock through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of the Company’s common stock must be represented, either in person or by proxy, for us to transact business at the Annual Meeting.

Each proxy is revocable and will not affect your right to vote in person if you participate in the Annual Meeting. If you hold your shares in certificate form and participate in the Annual Meeting telephonically or via a live webcast, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares telephonically or via the Internet at the Annual Meeting. If you hold your shares in certificate form, please indicate on the proxy whether or not you expect to participate in the Annual Meeting telephonically or via the live webcast.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Yee Phong (Alan) Thian

Yee Phong (Alan) Thian

Director, President and Chief Executive Officer

1055 Wilshire Blvd. 12th floor, Los Angeles, CA 90017

April 17, 2020

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2020

TO THE SHAREHOLDERS OF RBB BANCORP:

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of RBB Bancorp (the “Company”) will be held telephonically and via a live webcast, on Wednesday, May 13, 2020 at 11:00 a.m., Pacific Time.  You will be able to participate in the Annual Meeting (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number on your proxy card as the access code, and participating live in the webcast.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.

Election of Directors.  To elect the following thirteen (13) individuals to serve as directors of the Company until the 2021 annual meeting of shareholders and until their successors are elected and qualified:

Peter M. Chang	Wendell Chen
Christina Kao	James Kao
Chie-Min (Christopher) Koo Christopher Lin Ko-Yen Lin	Alfonso Lau Feng (Richard) Lin Paul Lin
Yee Phong (Alan) Thian	Catherine Thian
Raymond Yu

2.	Advisory Vote on Named Executive Officer Compensation. To approve, on an advisory and non-binding basis, the compensation paid to the Company’s named executive officers.

3.	Ratification of Appointment of Independent Auditors. To ratify the appointment of Eide Bailly LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020.
4.	To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

Nominations for election of members of the Board of Directors of the Company may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in this Notice of 2020 Annual Meeting of Shareholders (this “Notice”)) shall be made in writing and shall be delivered to the President of the Company by the later of the close of business on April 22, 2020, which is twenty-one (21) days prior to the Annual Meeting, or seven (7) days after the date of mailing of this Notice. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance with this paragraph shall be disregarded by the chairman of the Annual Meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

Dated: April 17, 2020	By Order of the Board of Directors

/s/ Peter M. Chang
Secretary

IMPORTANT:  Whether or not you expect to participate in the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by fax telephone, or mail by using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Submitting your proxy will not prevent you from voting your shares telephonically or via a live webcast during the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the

2020 Annual Meeting of Shareholders to be held on May 13, 2020

The proxy materials for this Annual Meeting, which consist of the proxy statement, Annual Report on Form 10-K for the year-ended December 31, 2019, and form of proxy, are available over a live webcast free of charge at the Company’s website at https://ir.rbbusa.com/financial-information/sec-filings.

You will be able to participate in the Annual Meeting (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number on your proxy card as the access code, and participating live in the webcast.

RBB BANCORP

1055 Wilshire Blvd., 12th floor

Los Angeles, California

PROXY STATEMENT

GENERAL INFORMATION

For the 2020 Annual Meeting of Shareholders

To Be Held on Wednesday, May 13, 2020

Our Board of Directors is soliciting proxies to be voted at our 2020 Annual Meeting of Shareholders (“Annual Meeting”) on May 13, 2020, at 11:00 a.m., Pacific Time, to be held telephonically and via a live webcast, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to shareholders of the Company on or about April 22, 2020.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to RBB Bancorp, the term “Bank” refers to Royal Business Bank and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company or the Bank, as the case may be.

Information About the Annual Meeting, Voting and Proxies

Who May Vote?

If you were a holder of shares of common stock on the records of the Company at the close of business on March 16, 2020 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. If any shareholder participating in the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. See “What is cumulative voting and how do I cumulate my shares?” below. On the Record Date, a total of 19,955,421 shares of common stock were entitled to be voted. We have no other class of stock outstanding.

What Is Cumulative Voting and How Do I Cumulate My Shares?

For the election of directors (Proposal No. 1), California law provides that a shareholder of a California corporation, or such shareholder’s proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by such shareholder, multiplied by the number of directors to be elected, and such shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as such shareholder deems appropriate.

Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the Annual Meeting, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder’s discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.

How Do I Vote?

Voting Telephonically or via Live Webcast During the Annual Meeting. If your shares are registered directly in your name with our transfer agent, West Coast Stock Transfer, at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. If any shareholders wish to vote their shares during the Annual Meeting, you can vote (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number on your proxy card as the access code, and participating live in the webcast.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record as of the Record Date, you may direct how your shares are voted without participating in the Annual Meeting in one of the following ways:

•

Voting by Fax. You may vote by faxing the reverse portion of the proxy card by faxing it to 760/452-4423. The deadline for voting by telephone is the end of the Annual Meeting on Wednesday, May 13, 2020. If you vote by fax, you do not need to return your proxy card.

•

Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is Wednesday, May 13, 2020, at the end of the Annual Meeting. If you vote on the Internet, you do not need to return your proxy card.

•

Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope.  In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to participate in the Annual Meeting telephonically or via the live webcast, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to join the Annual Meeting. Submitting your proxy by fax, Internet or mail will not affect your right to vote telephonically or via the live webcast should you decide to participate in the Annual Meeting. If you do participate telephonically or via the live webcast and vote your shares at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

How Will the Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by fax or by the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR” all of the thirteen director nominees named in the Notice for election to the Board of Directors (Proposal No. 1); “FOR” an advisory vote on the compensation of our named executive officers (Proposal No. 2); and “FOR” ratification of the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2020 (Proposal No. 3).

If any other matter should be properly presented at the Annual Meeting or any postponements or adornments thereof upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

What Is the Difference between a Shareholder of Record and a Beneficial Owner of Shares Held in “Street Name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in ‘‘street name’’, and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account.

How Do I Get More Information about the Company?

The Notice provides Internet instructions on how to access and review the proxy materials, including our annual report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”) that contains our consolidated financial statements.  Our Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (“SEC”), either as part of the Annual Report or as part of other filings made with the SEC.

If you wish to receive copies of our Annual Report or other filings made with the SEC, please visit www.sec.gov, or visit the Company’s website at https://ir.rbbusa.com/financial-information/sec-filings, or write to the following address:  Investor Relations, RBB Bancorp, 1055 Wilshire Blvd., 12th floor, Los Angeles, CA 90017.  You may also send your request by e-mail to:  investorrelations@rbbusa.com.

The Company’s Annual Report is included with the proxy materials.

How Are Voting Shares Held by Brokers, Banks and Other Nominees Handled?

We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you participate in the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.

Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on the compensation of our named executive officers) are considered “non-routine.” Therefore, if you hold your shares in street name and want your shares to be voted on these proposals, you must give voting instructions to your broker. Proposal No. 3 (ratification of the appointment of the independent registered accounting firm) is considered routine and may be voted upon by your broker even if you do not provide instructions to your broker. If you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3, your shares will be treated as "broker non-votes" on each of the other proposals at the Annual Meeting.

What Is the Vote Required for a Quorum and to Approve the Proposals?

Quorum Requirement. Our Bylaws require that a quorum - that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting - be present at the Annual Meeting, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).  Abstentions and broker non-votes will be counted as present for this purpose. If the shares represented at the Annual Meeting are not sufficient to transact business, we may adjourn or postpone the meeting to permit the further solicitation of proxies.

Proposal No. 1 - Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the thirteen (13) nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Proposal No. 2 - Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2019 compensation of our named executive officers, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

Proposal No. 3 - Ratification of the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2020. The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2020, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

How Do I Vote My Shares?

If you are a shareholder of record, there are four ways to vote:

•

Telephonically or Via Live Webcast During the Annual Meeting. You may vote (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number on your proxy card as the access code, and participating live in the webcast, during the Annual Meeting.

•	By Fax. You may vote by completing the reverse portion of the proxy card and faxing it to 760/452-4423.
•	By Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the enclosed postage-prepaid envelope.

If you vote by fax or Internet by the end of the Annual Meeting on Wednesday, May 13, 2020, or properly complete and mail the proxy card and we receive it prior to the Annual Meeting, your shares will be voted as you direct. Even if you plan to participate in the meeting telephonically or via live webcast, we encourage you to cast your vote by telephone or Internet, or if you prefer, by completing, signing, dating, and returning the proxy card.

If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account. If you wish to vote in person at the meeting, you must obtain a valid proxy from the organization holding the shares giving you the right to vote at the meeting. If you hold your shares in a brokerage account and do not give voting instructions to your broker on proposals that are considered “non-routine,” your broker cannot vote them for you and your shares will be treated as broker non-votes. At the meeting, Proposal Three (Ratification of the Appointment of Independent Auditors) involves matters that we believe will be considered “routine,” while Proposal No. 1 (Election of Directors), and Proposal No. 2 (Advisory Vote to Approve Our Named Executive Officer Compensation) involve matters that we believe will be considered “non-routine.” Therefore, it is important that you provide voting instructions for all proposals.

What If I Do Not Vote for Some of the Items Listed in This Proxy Statement?

If you are a shareholder of record and return your signed proxy card, or submitted your proxy card over the Internet or by telephone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Peter M. Chang and Yee Phong (Alan) Thian, and each of them individually, with power of substitution, as proxy holders.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote?

If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by telephone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	Participating in the Annual Meeting telephonically or via the live webcast;
•	Completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or
•

Sending a written revocation of your proxy to the Company’s Corporate Secretary at 1055 Wilshire Blvd., 12th floor, Los Angeles, CA 90017. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

How Can a Proxy Be Revoked?

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person. Shares represented by a properly executed proxy received prior to the Annual Meeting will be voted in accordance with the shareholder's specifications, as noted on the proxy, or if not otherwise specified, and unless revoked, such shares will be voted in favor of election of the nominees specified herein and in favor of the other proposals specified herein.

The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting and may include: action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

How Does the Board Recommend that I Vote? The Board unanimously recommends that you vote your shares as follows:

•	FOR EACH NOMINEE as directors, as specified under Proposal One,
•	FOR the advisory (non-binding) resolution to approve our named executive officers’ compensation, as specified under Proposal Two, and
•	FOR ratification of the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2020, as specified under Proposal Three.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Annual Meeting.

Who Will Serve as the Inspector of Election?

In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any postponement or adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

What Will Happen If Additional Proposals Are Presented?

The Board of Directors knows of no other business to be presented at the Annual Meeting, but if any other matters are properly presented at the meeting, the persons named in the proxies will vote upon them in accordance with the Board of Directors’ recommendations.

What If a Director Is Unable to Serve?

Vacancies on the Board of Directors may be filled by a majority of the remaining directors as specified in the Bylaws of the Company.

Who is Making the Solicitation?

The Company's Board of Directors is soliciting the enclosed proxy. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone or personal visits by directors, officers and employees of the Company. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material.  We have retained West Coast Stock Transfer to assist in the solicitation at a cost of approximately $10,000, plus payment of reasonable out-of-pocket expenses incurred by West Coast Stock Transfer.

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election as Directors

The persons named in the table below have been nominated for election as directors to serve until the 2020 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Each nominee has indicated that he or she is will and able to serve as a director. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors.

Except for Mr. James Kao and Ms. Christina Kao, Ms. Fui Ming (Catherine) Thian and Mr. Yee Phong (Alan) Thian, there are no family relationships between the directors and executive officers of the Company. None of the directors or executive officers of the Company serve as directors of any company that has a class of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940.

Vote Required

A plurality of the votes cast is required for the election of directors. This means that the thirteen (13) nominees for election to the Board who receive the highest number of votes entitled to be cast will be elected. As a result, any shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

The Board of Directors unanimously recommends that shareholders vote FOR each of the director nominees.

Board of Directors

The following table sets forth certain information about our directors, including their names, ages and year in which they began serving as a director of the Company (or the Bank prior to the Company’s formation in 2011).

Name	Age	Position	Director Since
Yee Phong (Alan) Thian	67	Chairman of the Board	2008
Raymond Yu	52	Vice Chairman of the Board	2018
Peter M. Chang	48	Director	2008
Wendell Chen	43	Director	2010
James W. Kao	74	Director	2015
Christina Kao	34	Director	2019
Chie-Min (Christopher) Koo	62	Director	2008
Alfonso Lau	70	Director	2018
Christopher Lin	78	Director	2010
Feng (Richard) Lin	38	Director	2011
Ko-Yen Lin	76	Director	2008
Paul Lin	40	Director	2012
Fui Ming (Catherine) Thian	69	Director	2010

Pursuant to our current Articles of Incorporation (“Articles”) and Bylaws, our Board of Directors is authorized to have not less than eight (8) members nor more than fifteen (15) members, and is currently comprised of thirteen (13) members. Each of our directors serves for a one year term. The number of directors may be changed only by resolution of our Board within the range set forth in our Articles. As discussed in greater detail below, our Board of Directors has affirmatively determined that 10 of our 13 current directors qualify as independent directors based upon the rules of the NASDAQ Stock Market and the SEC. Other than with respect to Messrs. Yu and Lau, there are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 23, 2018, between the Company and First American International Corp. (“FAIC”), the Company agreed to include Messrs. Yu and Alfonso as director nominees at the Annual Meeting and our 2021 Annual Meeting of Shareholders, so long as Messrs. Yu and Alfonso continue to meet the qualifications for election as a director of the Company.

The business experience of each of the current directors is set forth below. Other than as described below, no current director has any family relationship, as defined in Item 401 of Regulation S-K, promulgated pursuant to the Securities Act with any other director or with any of our executive officers.

Yee Phong (Alan) Thian. Mr. Thian has served as the chairman, president and chief executive officer of the Company since its formation in 2011 and the Bank since the Bank began operations in 2008. Mr. Thian was appointed twice to the Federal Deposit Insurance Corporation (“FDIC”) community bank advisory committee and is presently on the Consumer Financial Protection Bureau (“CFPB”) community bank advisory committee. Mr. Thian previously served as the president and chief executive officer of First Continental Bank from July 2000 until its acquisition by United Commercial Bank in July 2003. Following the acquisition, Mr. Thian served as the executive vice president and regional director of United Commercial Bank until April 2007. From June 1997 to October 1997, Mr. Thian served as the president and chief executive officer of American International Bank and continued to serve as a director of the bank until January 2000. Mr. Thian began his banking career at General Bank where he served as a director from June 1982 to June 1997 and in various officer positions. He is the brother of Fui Ming (Catherine) Thian, who is also a director of the Company and the Bank. Mr. Thian holds a B.A. from Nan Yang University. Our Board considered Mr. Thian’s experience as the chief executive of successful Chinese-American banks, his knowledge of and experience with real estate investment and development, his experience advising other companies in conducting business in small to midsized communities that are similar to those in our primary market areas, his experience as an advisory board member for the FDIC and the CFPB and his knowledge of the business community in the Chinese-American market area in determining that he should be a member of our Board.

Raymond H. Yu.  Mr. Yu has served as the Vice Chairman of the Board since October 2018.  He was previously Chairman of the Board of Directors of First American International Corp. and First American International Bank, which the Company acquired on October 15, 2018.   Mr. Yu brings extensive development, finance, construction and management of residential and commercial real estate experience, and a history of leadership in community-based organizations, to his role as the Vice Chairman of the Board of Directors.  Mr. Yu is President of Yuco Real Estate Company, Inc. and Yuco Management, Inc., developers, managers and owners of a diverse portfolio of commercial and residential properties located throughout New York City. The Yuco group of companies has contributed to the revitalization and renaissance of neighborhoods such as the Lower East Side, Clinton and Harlem in Manhattan and Sunset Park, Flatbush and East New York in Brooklyn by building high quality affordable rental properties, and has successfully developed commercial, extended stay and market rate residential properties in neighborhoods such as Murray Hill, the East Village, NoHo, Brooklyn Heights and Williamsburg. Mr. Yu is a member of the Board of Directors of the YMCA of Greater New York, is a founding Board member of the NoHo NY Business Improvement District and is an Advisory Board member of the New York Housing Conference. Mr. Yu is also a member of the Executive Committee of the Columbia College Alumni Association Board of Directors and serves as co-chair of the Columbia College Fund as well as co-chair of the Columbia College Parent Leadership Council.

Peter M. Chang. Mr. Chang has served as a Board member since the founding of the Bank in 2008. Mr. Chang is the president of Yao Yang Enterprises LLC, which purchases and exports waste paper. As such he works with recycling, shipping and exporting companies in the United States and provides raw materials to paper manufacturing companies in Southeast Asia, China and Taiwan. Mr. Chang holds a B.S. in Economics from the University of California at Los Angeles. Our Board considered Mr. Chang’s experience in international trade financing and his long-standing relationships within the Chinese-American business community in determining that he should be a member of our Board.

Wendell Chen. Mr. Chen has served as a member of the Board since November 2010. Mr. Chen has been the chief executive officer of US Development LLC, a real estate development firm, since 2015. From 2006 to 2015, Mr. Chen served as the chief executive officer and managing partner of Vanetti, Inc., a start-up firm that successfully designed, manufactured, and delivered branded and private labeled men’s suits to specialty shops and major chain stores in the United States. Mr. Chen holds a B.A. from California State University Pomona. Our Board considered Mr. Chen’s experience as an executive of a small business that does international trade and his relationships within the Chinese American business community in determining that he should be a member of our Board.

Christina Kao. Ms. Kao is a local business owner in Las Vegas, Nevada since 2017.  From 2009 to 2017, Ms. Kao was a marketing manager for a number of major U.S. corporations.  Ms. Kao holds a B.S. from Virginia Commonwealth University and her M.B.A. from Harvard University.  She is passionate about mentoring young women and is trained in Cuisine at Le Cordon Bleu in Paris, France.  Our Board considered Ms. Kao’s marketing experience and experience as a business owner in determining that she should be a member of our Board.

James W. Kao, Ph.D. Dr. Kao has served as a Board member since 2015. Dr. Kao had a long and distinguished career at Philip Morris, USA in the research and development department. Since his retirement in 2008, Dr. Kao has been a successful investor in many companies. Dr. Kao holds a B.A. from National Taiwan University, an M.B.A. from Virginia Commonwealth University and his Ph.D. from Miami University.  Our Board considered Dr. Kao’s experiences as an investor and his educational background in determining that he should be a member of our Board.

Chie Min (Christopher) Koo, CPA. Mr. Koo has served as a Board member since the founding of the Bank in 2008. Mr. Koo is the president and founder of Christopher Koo Accountancy, an accounting and tax service in the city of Diamond Bar. Mr. Koo holds an M.B.A. and a B.S. in Hotel and Restaurant Management from U.S. International University in San Diego, California. Our Board considered Mr. Koo’s experience as a C.P.A. and his relationships in the Chinese-American community in determining that he should be a Board member.

Alfonso Lau. Mr. Lau is a retired banking executive who was the founding president of FAIB, where he served for 15 years.  Prior to FAIB, Mr. Lau worked at Citibank and Capital One Bank. He is extremely knowledgeable in all areas of banking, with a deep understanding in mortgage banking.  Mr. Lau is a trustee of the National Community Investment Fund, a non-profit equity trust fund created to invest in banks and other financial institutions that are community development financial institutions (CDFIs). Mr. Lau holds a B.S. and M.B.A from Columbia University. He is also a member Rotary International.  Our Board considered Mr. Lau’s significant banking experience, particularly mortgage banking, and his ability to understand complicated financial statements in determining that he should be a member of our Board.

Chuang-I (Christopher) Lin, Ph.D. Dr. Lin has served as a Board member since 2010. Dr. Lin is president and chairman of three separate specialty real estate firms: Forte Resources, Inc., which specializes in senior and affordable housing management and development, Sonnycal Development Company, which specializes in real estate development in market-rate residential houses and industrial warehouses, and Linkage Financial Group Inc., which specializes in real estate development in China. Dr. Lin previously served as a director of General Bank from 1981 to 2003. Dr. Lin holds a B.S. from Cheng Kung University, a M.S. from National Tsing Hua University and a Ph.D. from Duquesne University. Our Board considered Dr. Lin’s real estate background, specifically in affordable housing, and his prior experience as a bank director in determining that he should be a Board member.

Feng (Richard) Lin. Mr. Lin has served as a Board member since 2011. Mr. Lin is president and chief financial officer of Arche Investments, LLC, a real estate development firm specializing in developing condominiums and work-live detached condominium projects in Southern California. In addition, he is regional director of Harmony Bioscience Inc., a personal healthcare product company. Mr. Lin holds a B.S. in Economics from the University of California, Irvine. Our Board considered Mr. Lin’s real estate background in determining that he should be a Board member.

Ko-Yen Lin. Mr. Lin has served as a Board member since the founding of the Bank in 2008. Mr. Lin is a real estate investor and manager of motels, office buildings, shopping centers and mobile home parks. Mr. Lin previously served as a Commissioner of Overseas Affairs for the Government of Taiwan. Mr. Lin also previously served as a director of General Bank from 1986 to 2003 and United National Bank from 1982 to 1985. From 2003 to 2007, Mr. Lin served as a senior advisory board member of Cathay Bank. Our Board considered Mr. Lin’s real estate background and his prior experience as a bank director in determining that he should be a Board member.

Paul Lin. Mr. Lin has served as a Board member since 2012. Mr. Lin is the founder and chief executive officer of Drill Spot, LLC, an ecommerce company specializing in industrial and hardware supplies for contractors. Drill Spot has generated over $100 million since its inception in 2005. Due to the success of his startup, in 2010 Mr. Lin was named one of Inc. Magazine’s Top 10 Asian Entrepreneurs. Mr. Lin attended the University of Colorado in Boulder and studied Information Systems. In his spare time, Mr. Lin designs technology products and currently has three issued design patents. Our Board considered Mr. Lin’s experience as the founder of a small business and his strong technology and security background in determining that he should be a member of our Board.

Fui Ming (Catherine) Thian. Ms. Thian has served as a Board member since 2010. Ms. Thian has been in the real estate management business for over 30 years and is responsible for operating and accounting for multiple apartment complexes and mobile home parks. Ms. Thian holds a B.S. in Commerce from Nanyang University. She is the sister of our chairman, Mr. Thian. Our Board considered Ms. Thian’s experience in real estate management and preparing financial statements in determining that she should be a Board member.

Director Compensation

The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Alan Thian, whose compensation is disclosed under “—Summary Compensation Table”) during 2019. There were no options awarded to directors in 2019.

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total
Peter Chang	$93,200	$339	$93,539
Wendell Chen	96,400	254	96,654
Pei-Chin (Peggy) Huang	78,400	984	79,384
James W. Kao	93,100	—	93,100
Christina Kao	16,200	—	16,200
Ruey-Chyr Kao	78,000	—	78,000
Chie-Min Christopher Koo	97,600	1,138	98,738
Alfonso Lau	41,300	—	41,300
Christopher Lin	97,000	—	97,000
Feng (Richard) Lin	94,900	217	95,117
Ko-Yen Lin	92,500	3,429	95,929
Paul Lin	96,300	232	96,532
Fui Ming (Catherine) Thian	96,300	2,953	99,253
Raymond Yu	41,100	—	41,100

(1)	All Other Compensation reflects BOLI insurance benefits.

Ruey-Chyr Kao retired from the Board of Directors on May 8, 2019.  Peggy Huang retired from the Board of Directors on June 7, 2019.

During 2019, each of our directors received an annual cash fee of $70,000 paid in arears. This retainer will remain the same in 2020.

As compensation for attending the Bank’s Board meetings, each director received $1,500 per meeting attended in person and $750 per meeting attended by telephone. Each non-employee director also received $300 per Board committee meeting attended. In addition, the chairs of the Audit Committee, ALCO, Information Technology Committee, CRA Committee, Compensation, Nominating and Corporate Governance Committee and Directors Loan Committee received an additional fee of $200 per meeting attended.

Executive Officers

The following table sets forth certain information regarding our executive officers, including their names, ages and positions:

Name	Age	Position
Yee Phong (Alan) Thian	67	President and chief executive officer of the Company and Bank
David R. Morris	59	Executive vice president and chief financial officer of the Company and Bank
Simon Pang	63	Executive vice president and chief strategy officer for the Company and the Bank
I-Ming (Vincent) Liu	64	Executive vice president and chief risk officer for the Company and the Bank
Jeffrey Yeh	58	Executive vice president and chief credit officer of the Company and Bank
Tsu Te Huang	68	Executive vice president and branch administrator for the Bank
Larsen Lee	60	Executive vice president and director of mortgage lending for the Bank

The business experience of each of our executive officers, other than Mr. Thian, is set forth below. Except for Mr. Thian, no executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors.

David R. Morris. Mr. Morris was appointed executive vice president and chief financial officer of the Bank in February 2010 and of the Company in 2011. Mr. Morris is responsible for the Bank’s finance, treasury, information technology and operations functions.  He serves on our Board’s asset/liability committee, information technology and security committee and community reinvestment act committee. Prior to joining the Company, Mr. Morris was with MetroPacific Bank serving as its president and chief executive officer from August 2007 to June 2009, and as executive vice president and chief financial officer/chief operations officer from October 2006 to July 2007. From June 2003 to September 2006, Mr. Morris was executive vice president and chief financial officer/chief operations officer for San Diego Community Bank. Mr. Morris was vice president and controller of Community National Bank from 1999 to 2003. At City National Bank (formerly North American Trust Company), Mr. Morris served as vice president and manager of participant accounting in 1999; executive vice president, chief financial officer, risk management officer and director from 1997 to 1998, and executive vice president, chief operations officer and chief financial officer from 1991 to 1996. Mr. Morris started his career with First Interstate Bank, Ltd. in 1986 followed with being controller for Banker’s Trust Company of California, a subsidiary of Banker’s Trust Company. Mr. Morris holds a B.S. from University of Maryland and an M.B.A. from University of Southern California.

Simon Pang. Mr. Pang has served as an executive officer since the founding of the Bank in 2008. Mr. Pang joined our Bank as an executive vice president and head of commercial lending and was promoted to chief strategy officer in May 2012. Prior to joining the Bank in 2008, Mr. Pang spent eight years with United Commercial Bank as senior vice president and commercial and international banking manager. From 1997 to 2000, Mr. Pang was first vice president and team leader for Imperial Bank and from 1994 to 1997 he was vice president and trade finance manager at Tokai Bank of California. Prior to 1994, Mr. Pang was employed by Lippo Bank and Guaranty Bank as a senior loan officer. From 1981 through 1989, Mr. Pang worked in Asia as an international loan officer at Bank of America’s Singapore branch; as a corporate banking loan officer with Standard Chartered Bank; and as a manager at Singapore United Overseas Bank’s Xiamen branch. Mr. Pang holds a B.S. from California State University, Fresno.

I-Ming (Vincent) Liu. Mr. Liu has been an executive officer of the Bank since it began operations in 2008. He started at the Bank as executive vice president and branch administrator and was promoted to chief operations officer of the Company and the Bank in February 2011, and to chief risk officer of the Company and the Bank in January 2014. Prior to joining the Bank, Mr. Liu spent over six years with United Commercial Bank as senior vice president and head of Southern California branch network. Prior to joining United Commercial Bank, Mr. Liu spent over 18 years with General Bank as a regional manager. Mr. Liu holds a B.A. from Feng-Chia University.

Jeffrey Yeh. Mr. Yeh has been an executive officer of the Bank since it began operations in 2008. He started at the Bank as a vice president and portfolio administration manager and was promoted to senior vice president and acting chief credit officer in January 2013, and to executive vice president and chief credit officer of the Company and the Bank in January 2014. Prior to joining the Bank, Mr. Yeh was a finance director and business control manager for Universal Science Industrial Co., Ltd. from 2001 through 2003, director and general manager of Overseas Chinese Finance, Ltd. from 1999 through 2001, and lending and investment manager for Bank of Overseas Chinese from 1995 through 1999. Mr. Yeh began his banking career at General Bank where he held various positions from 1989 through 1995. Mr. Yeh holds a B.A. from Soochow University and an M.B.A. from University of Missouri.

Tsu Te Huang. Mr. Huang joined our Bank in 2009 as a senior vice president and branch regional manager and was promoted to branch administrator in 2012 and to executive vice president in 2016. Mr. Huang previously served as a senior vice president and branch assistant regional manager for United Commercial Bank, Southern California from 2003 to 2009, and as senior vice president and branch regional manager for First Continental Bank from 2000 to 2003. Mr. Huang served as vice president and branch manager for First Continental Bank from 1994 to 2000. Mr. Huang holds a B.A. from Chinese Culture University.

Larsen Lee. Mr. Lee joined the Bank in April 2014 to start our residential mortgage unit. He started as a senior vice president and director of mortgage lending and in January 2016 he was promoted to executive vice president. Mr. Lee has accumulated 28 years of mortgage experience from retail operations to correspondent lending. He has expertise in all phases of the mortgage industry and has worked for large national banks such as Washington Mutual from 1995 to 2007 (account executive) and Bank of America from 2007 to 2010 (account executive). Mr. Lee created a wholesale department for Pacific City Bank from 2010 to 2014. Mr. Lee holds a B.S. from the University of Hawaii.

Jacqueline Kay.   Ms. Kay joined the Bank as its executive vice president and New York regional director in October 2018 after the merger with FAIB where she was the executive vice president and chief operating officer.  Ms. Kay’s banking experience spans more than 30 years and she has held various officer level positions in banking, including chief compliance and Bank Secrecy Act officer for Fulton Financial Corporation, and was an independent bank compliance consultant with Accume Partners in the New York metropolitan area.  Ms. Kay holds a B.S. from The College of New Jersey.  Ms. Kay left the Bank in April 2020.

Corporate Governance and Board Matters

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill-sets, specific business background and global or international experience in the context of our needs and those of the Board of Directors.

Director Independence. Our common stock is listed on The Nasdaq Global Select Market and, as a result, we are required to comply with the rules of the Nasdaq Stock Market with respect to the independence of directors who serve on our Board of Directors and its committees. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of our Board of Directors. The rules of the NASDAQ Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our Board of Directors has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC. Applying these standards, our Board of Directors has affirmatively determined that, with the exception of Ms. Fui Ming Thian and Mr. Yee Phong (Alan) Thian, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Mr. Thian does not qualify as an independent director because he is an executive officer of the Company. The Board determined that Ms. Thian does not qualify as an independent director because of her family relationship with Mr. Thian.

Board Leadership Structure. The Boards of Directors of the Company and the Bank are comprised of the same individuals. The Company’s Board of Directors has 12 regular meetings per year. All such meetings are led by our chairman of the Board, Mr. Yee Phong (Alan) Thian, who is also our president and chief executive officer. As noted above, Mr. Thian has served in these positions since the Bank began operations in 2008. Mr. Thian’s primary duties are to lead our Board of Directors in establishing our overall vision and strategic plan and to lead our management in carrying out that plan. Our Board of Directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of the Board. Our Board of Directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the chief executive officer. However, the Board of Directors does not believe that mandating a particular structure, such as designating an independent lead director or having a separate chairman of the board and chief executive officer, is necessary to achieve effective oversight. As a result, our Board of Directors has not designated an independent lead director nor has it designated a separate chairman of the Board and chief executive officer. Ten of the Board’s thirteen Director nominees have been determined by our Board of Directors to be independent under the listing standards of the Nasdaq Stock Market. All directors, including the chairman of the Board, are bound by fiduciary obligations imposed by law, to serve the best interests of the shareholders. Accordingly, separating the offices of chairman of the Board and chief executive officer would not serve to materially enhance or diminish the fiduciary duties of any director.

To further strengthen the oversight of the full Board of Directors our independent directors periodically hold executive sessions at which only independent directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings at least twice a year. The executive sessions are presided over by an independent director selected by our Board of Directors. Peter Chang currently serves in this role.

Code of Ethics. Our Board of Directors has adopted a Code of Ethics that applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Ethics is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” tab. Any amendments to the code, or any waivers of its requirements, are disclosed on our website, as well as any other means required by NASDAQ Stock Market rules.

Insider Trading Policy. Our Board of Directors has adopted an Insider Trading Policy that applies to all of our directors and employees. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders. Our Insider Trading Policy is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” tab.

Whistleblower Policy. Our Board of Directors has adopted a Whistleblower Policy for our directors and employees. The policy provides procedures that encourage all employees to bring forth any information that will prevent fraud, abuse, misconduct, and other violations of the Company’s policies. Our Whistleblower Policy is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” tab.  Any shareholder may contact the Board of Directors via the telephone number, website address and email address to the Company’s Whistleblower hotline at 866/296-8657, http://www.openboard.info/RBB/ and RBB@openboard.info.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation, Nominating and Corporate Governance Committee is or has been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation, Nominating and Corporate Governance Committee.

Risk management and oversight. Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. In particular, our Compensation, Nominating and Corporate Governance Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee is responsible for overseeing the management of risks associated with related party transactions. Our Directors Loan Committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. Our Asset/Liability Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.

All directors attended at least 97% of all Board and committee meetings in 2019.

The following table discloses the number of Board and committee meetings in 2019:

Number of Meetings in 2019	Number
Board	12
Audit Committee	12
Compensation, Nominating and Corporate Governance Committee	2
Directors Loan Committee	12
Community Reinvestment Act Committee	4
Information Technology and Security Committee	8
Asset/Liability Committee	11

Committees of the Board

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation, Nominating and Corporate Governance Committee, the Asset/Liability Committee, the Community Reinvestment Act Committee, the Director’s Loan Committee, and the Information Technology and Security Committee.

Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Articles and Bylaws.

The following are the Board committees, noting the members (“M”) and the chairperson (“C”):

Board of Directors	Audit	Compensation, Nominating and Corporate Governance	Directors Loan	Community Reinvestment Act	Information Technology and Security	Asset/ Liability
Yee Phong (Alan) Thian			M	M	M	M
Raymond Yu			M	C	M
Peter M. Chang		C	M
Wendell Chen				M	M	M
James W. Kao		M	M
Christina Kao				M	M	M
Chie-Min (Christopher) Koo	C	M	C			M
Alfonso Lau	M					M
Christopher Lin	M	M
Feng (Richard) Lin	M			M	M
Ko-Yen Lin			M
Paul Lin	M			M	C
Fui Ming (Catherine) Thian				M	M	C

Audit Committee. Our Board of Directors has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under NASDAQ Stock Market rules; (ii) each of the members satisfies the additional independence standards under NASDAQ Stock Market rules and applicable SEC rules for Audit Committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that Mr. Chie-Min (Christopher) Koo is financially sophisticated under the NASDAQ Stock Market rules and satisfies the requirements established by the SEC for qualification as an “Audit Committee financial expert.”

Our Audit Committee has adopted a written charter, which sets forth the Committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” tab. As described in its charter, our Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
•	reviewing the independence of our independent auditors;
•	reviewing actions by management on recommendations of the independent auditors and internal auditors;
•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
•	reviewing our earnings releases and reports filed with the SEC;
•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•	reviewing and approving or ratifying related party transactions; and
•	handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Compensation, Nominating and Corporate Governance Committee. Our Board of Directors has evaluated the independence of the members of our Compensation, Nominating and Corporate Governance Committee and has affirmatively determined that each member of our Compensation, Nominating and Corporate Governance Committee are “independent” under NASDAQ Stock Market rules and also satisfy the additional independence standards under NASDAQ Stock Market rules for compensation committee service.

Our Compensation, Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation, Nominating and Corporate

Governance Committee is available on our website at www.royalbusinessbankusa.com under the “Investor Relations” tab.

The Compensation, Nominating and Corporate Governance Committee is responsible for discharging our Board of Directors’ responsibilities relating to (i) the compensation, both direct and indirect, to be paid to our directors, executive officers and other employees, and (ii) the corporate governance of our organization. Among other things, the Compensation, Nominating and Corporate Governance Committee has responsibility for:

•

reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	determining the annual compensation of our chief executive officer;
•	determining the annual compensation of our Board of Directors;
•

overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;

•	preparing the compensation committee report required by SEC rules to be included in our annual report;
•	recommending persons to be selected by our Board of Directors as nominees for election as directors or to fill any vacancies on our Board of Directors;
•	monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;
•	developing, reviewing and monitoring compliance with our corporate governance guidelines;
•	reviewing annually the composition of our Board of Directors as a whole and making recommendations; and
•	handling such other matters that are specifically delegated to the compensation, nominating and corporate governance committee by our Board of Directors from time to time.

Directors Loan Committee (“DLC”). Our DLC currently consists of five non-executive directors, one executive director, Yee Phong (Alan) Thian, and one non-director, Jeffrey Yeh, our chief credit officer, who is a non-voting member. The DLC is responsible for overseeing the Bank’s credit and lending strategies and objectives as well as approving loans over the credit authority of executive officers.

Community Reinvestment Act Committee (“CRA Committee”). Our CRA Committee currently consists of five non-executive directors, , one executive-director, Yee Phong (Alan) Thian, and eight non-directors, Tsu Te Huang, EVP and branch administrator,  Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, Jeffrey Yeh, our chief credit officer, Larsen Lee, our director of mortgage lending and Mona Fontela, SVP/Director of Community Development. The CRA is responsible for monitoring the Bank’s CRA compliance.

Information Technology and Security Committee (“IT Committee”). Our IT Committee currently consists of four non-executive directors, Catherine Thian, Christina Kao, Richard (Feng) Lin, Raymond Yu, Paul Lin (chairman), Wendell Chen and Peter Chang; one executive-director, Yee Phong (Alan) Thian, and nine non-directors, Tsu Te Huang, our branch administrator, Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, Jeffrey Yeh, our chief credit officer, Larsen Lee, our director of mortgage lending, and Erik Grier, our chief information officer. The IT Committee is responsible for reviewing IT infrastructure, security, business continuity planning and vendor management.

Asset/Liability Committee (“ALCO”). Our ALCO currently consists of seven non-executive directors, one executive-director, Yee Phong (Alan) Thian, and eight non-directors, Tsu Te Huang, our branch administrator, Larsen Lee, our director of mortgage lending, Vincent Liu, our chief risk officer, David Morris, our chief financial officer, Simon Pang, our chief strategy officer, and Jeffrey Yeh, our chief credit officer.  The ALCO has responsibility for, among other things, monitoring the maturities and overall mix of the Company’s and the Bank’s interest rate sensitive assets and liabilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 16, 2020, the Record Date for the Annual Meeting, pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own five percent (5%) or more of such stock, current directors and nominees for election as directors, named executive officers of the Company, and all current directors and executive officers1 of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished directly by the individual or entity to the Company.

The table should be read with the understanding that more than one (1) person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

Name and Address of Beneficial Owner 2 3	Title	Common Stock Owned Directly	Restricted Stock	Options Vested and Exercisable (a)	Amount and Nature of Beneficial Ownership		Percent of Class [7]	Options Unvested (b)	Options Granted (a+b)
Peter M. Chang	Director	600,717	—	—	600,717		2.88%	—	—
Wendell Chen	Director	79,208	—	41,013	120,221		*	—	41,013
Tsu Te Huang	Branch Administrator	218,251	—	—	218,251		1.05%	—	—
James W. Kao	Director	381,876	—	—	381,876	[4]	1.83%	—	—
Christina Kao	Director	210,063	—	—	210,063	[4]	1.01%	—	—
Jacqueline Kay	Regional Director	—	—	2,000	2,000		*	4,000	6,000
Chie-Min (Christopher) Koo	Director	20,102	—	62,539	82,641		*	—	62,539
Alfonso Lau	Director	166,456	—	—	166,456		*	—	—
Larsen Lee	Director of Mortgage Lending	9,686	—	15,000	24,686		*	—	15,000
Christopher Lin	Director	24,526	—	41,013	65,539		*	—	41,013
Feng (Richard) Lin	Director	483,125	—	51,776	534,901		2.57%	—	51,776
Ko-Yen Lin	Director	105,828	—	31,526	137,354		*	—	31,526
Paul Lin	Director	—	—	51,776	51,776		*	—	51,776
I-Ming (Vincent) Liu	Chief Risk Officer	71,163	—	94,172	165,335		*	—	94,172
David Morris	Chief Financial Officer	13,276	—	63,500	76,776		*	9,000	72,500
Simon Pang	Chief Strategy Officer	26,262	—	86,078	112,340		*	—	86,078
Fui Ming (Catherine) Thian	Director	78,414	—	51,776	130,190		*	—	51,776
Yee Phong (Alan) Thian	Director, President and CEO	570,694	43,425	304,695	918,814	[5]	4.41%	—	304,695
Jeffrey Yeh	Chief Credit Officer	52,855	—	—	52,855		*	—	—
Raymond Yu	Director	255,572	—	—	255,572		1.23%	—	—
Officers and Directors as a Group (20 in number)		3,368,074	43,425	896,864	4,308,363	[6]	20.66%	13,000	909,864

*	Indicates one percent or less.
1

As used throughout this document, the term “executive officer” means the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Credit Officer, the Executive Vice President and Chief  Risk  Officer,  the  Executive  Vice  President  and  Chief  Strategy  Officer,  the Executive Vice President and Branch Administrator, Chief Branch Administrator and Regional Director, and the Executive Vice President and Director of Mortgage Lending.

2

Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security. Beneficial owner includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date.

3	The address for all persons who are either directors or officers of the Company is c/o RBB Bancorp, 1055 Wilshire Blvd. 12th floor, Los Angeles, California 90017.
4	The Kao family, which includes James W. Kao and Christina Kao, beneficially owns a total of 1,257,828 shares or 6.03%.

5

Includes investments of 222,875 shares by United Overseas Investment Inc. and 127,581 shares by Eastern Union Inc., corporations that are partially owned by Yee Phong (Alan) Thian with his brother, brother-in-law and sister. Yee Phong (Alan) Thian, his brother, his brother-in-law and sister, United Overseas Investment Inc., Eastern Union Inc. and other family members beneficially own an aggregate basis 1,376,969 shares, or 6.60%, of the issued and outstanding shares of the Company.

6	Includes 983,470 vested options of 1,081,470 total stock options granted under the Company’s stock option plan, which are or will be exercisable within 60 days of the Record Date.
7

For each person in this table, percentage ownership is calculated by dividing the number of shares of our common stock beneficially owned by such person by the sum of 19,955,421 shares of our common stock outstanding as of March 16, 2020, and the number of shares of our common stock issuable under options exercisable within 60 days of March 16, 2020.

Principal Family Shareholders

We also determined beneficial ownership in accordance with Board of Governors of the Federal Reserve (the “Federal Reserve”) guidance which considers extended family members to be acting in concert even though the holdings of such families would not be reported as a “group” under SEC guidelines. The Thian, Chang and Kao families are considered controlling entities by the Federal Reserve. There are no formal written shareholder or voting agreements nor any informal arrangement or understanding among any of the family members with respect to their holdings of our common stock. The following table indicates the beneficial ownership of each controlling family, as well as the beneficial ownership of certain other directors’ families, and each footnote indicates the family or business relationship included.

	Related Director(s)/	Related Director(s)/ Executive Officer	Family Holdings (1)	Total Holdings
Name	Executive Officer	Number	Number	Number	%
Chang family (2)	Peter M. Chang	600,717	823,161	1,423,878	6.83
Chen family (5)	Wendell Chen	120,221	600,268	720,489	3.46
Kao family (3)	James W. Kao, Christina Kao	591,939	665,889	1,257,828	6.03
Koo family (8)	Chie-Min (Christopher) Koo	82,641	—	82,641	*
Lau family (10)	Alfonso Lau	166,456	18,187	184,643	*
C. Lin family (9)	Christopher Lin	65,539	59,126	124,665	*
F. Lin family (6)	Feng (Richard) Lin	534,901	501,875	1,036,776	4.97
K. Lin family (12)	Ko-Yen Lin	137,354	—	137,354	*
P. Lin family (7)	Paul Lin	51,776	752,199	803,975	3.86
Thian family (4)	Yee Phong (Alan) Thian, Catherine Thian	1,049,004	465,319	1,514,323	7.26
Yu family (11)	Raymond Yu	255,572	—	255,572	1.23
Total		3,656,120	3,886,024	7,542,144	36.17

*	Indicates one percent or less.
(1)	Family member holdings exclude those shares held by the related director(s) and/or executive officer of the Company.
(2)	The number of shares reported consists of (i) 600,717 shares held by Peter M. Chang individually, (ii) 367,092 shares held by Mr. Chang’s sister, and (iv) 456,069 shares held by Mr. Chang’s mother.
(3)

The number of shares reported consists of (i) 29,000 shares held by James Kao individually, (ii) 565,055 shares held jointly by Ruey-Chyr Kao (brother of James Kao) and his wife in a family trust, (iii) 84,065 shares held by Ruey-Chry Kao individually, (iv)  210,063 shares held jointly by James Kao and his daughter, Christina Kao, (v) 181,438 held jointly by James Kao and Mr. Kao’s daughter, (vi) 171,438 shares held jointly by James Kao Mr. Kao’s son, and (viii) 16,769 shares held individually by Mr. Kao’s daughter.

(4)

The number of shares reported consists of (i) 156,038 shares held by Alan Thian individually, (ii) 107,625 shares held by Mr. Thian’s wife, (iii) 304,695 shares that are subject to options awarded to Mr. Thian that are currently exercisable or are exercisable within 60 days of the Record Date; (iv) 67,651 shares held jointly by Catherine Thian, (v) 10,763 shares held by Catherine Thian individually, (vi) 51,776 shares that are subject to options awarded to Ms. Thian that are currently exercisable or are exercisable within 60 days of the Record Date, (vi) 132,739 shares held by the brother-in-law of Mr. Thian, (vii) 195,226 shares held by  the nephew of Alan Thian and Catherine Thian, (viii)  222,875 shares held by United Overseas Investment Inc., and (ix) 127,581 shares held by Eastern Union Inc.

(5)

The number of shares reported consists of (i) 79,208 shares held jointly by Wendell Chen and his wife, (ii) 41,013 shares that are subject to options awarded to Mr. Chen that are currently exercisable or are exercisable within 60 days of the Record Date, (iii) 552,000 shares that are held by Mr. Chen’s parents, and (iv) 48,268 shares held by Mr. Chen’s brother.

(6)

The number of shares reported consists of (i) 483,125 shares held jointly by Mr. Feng Lin and his wife, (ii) 51,776 shares that are subject to options awarded to Mr. Lin that are currently exercisable or are exercisable within 60 days of the Record Date, (iii) 205,000 shares held by Mr. Lin’s brother, and (iv) 296,875 shares held by Mr. Lin’s sister.

(7)

The number of shares reported consist of (i) 202,211 shares held in the Paul Pao-Yen Lin Irrevocable Trust, (ii) 51,776 shares that are subject to options awarded to Paul Lin that are currently exercisable or are exercisable within 60 days of the Record Date, and (iii) 345,500 shares held by Mr. Lin’s aunt.  Bank EVP Tse Tu Huang is a trustee for Mr. Lin’s trust.

(8)

The number of shares reported consists of (i) 19,026 shares held jointly by Christopher Koo and his wife, (ii) 1,076 shares held by Mr. Koo individually, and (iii) 62,539 shares that are subject to options that are currently exercisable or are exercisable within 60 days of the Record Date.

(9)

The number of shares reported consists of (i) 21,526 shares held by Christopher Lin in a family trust, (ii) 41,013 shares that are subject to options that are currently exercisable or are exercisable within 60 days of the Record Date; and (iii) 62,126 held in trust for the benefit of Mr. Lin’s son.

(10)	The number of shares consists of (i) 132,912 shares held by Alfonso Lau individually, (ii) 33,544 shares held Mr. Lau’s wife, and (iii) 18,187 shares held by Mr. Lau’s daughter.
(11)

The number of shares reported consists of (i) 9,041 shares held by Raymond Yu individually, (ii) 39,282 shares held by Mr. Yu and his wife, (iii) 205,635 shares by four companies over which Mr. Yu has voting and/or investment power, and (iv) 1,614 shares held under the Uniform Transfer to Minors Act for his children.

(12)

The number of shares reported for Ko-Yen Lin consists of (i) 105,828 shares by Mr. Lin individually, and (ii) 31,526 shares that are subject to options that are currently exercisable or are exercisable within 60 days of the Record Date.  Mr. Lin is a business partner of Mr. Thian.

EXECUTIVE COMPENSATION

Our named executive officers for 2019, which consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:

•	Yee Phong (Alan) Thian, president and chief executive officer;
•	David R. Morris, executive vice president and chief financial officer; and
•	Larsen Lee, executive vice president and director of residential mortgage lending.

Summary Compensation Table

The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2019 and 2018 for each of our named executive officers.

Name	Year	Salary	Bonus	Restricted Stock Awards (2)	All Other Compensation (1)(3)	Total
Alan Thian	2019	$960,000	$1,258,950	$-	$119,468	$2,338,418
Chief executive officer and president	2018	857,034	1,267,250	1,275,827	126,430	3,526,541
David Morris	2019	323,000	195,000	—	19,034	537,034
EVP and chief financial officer	2018	290,694	120,000	—	14,043	424,737
Larsen Lee	2019	450,000	294,142	—	18,559	762,701
EVP and director of mortgage lending	2018	396,000	210,000	—	13,320	619,320

(1)	Includes $88,000 and $97,296 for Mr. Thian’s service as a director during 2019 and 2018, respectively.
(2)

In 2018, Mr. Thian was granted 43,425 restricted shares of common stock which vest over three years. The amount in this column represents the grant date fair value, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the value of these awards are set forth in Note 15 to our consolidated financial statements as of December 31, 2019.  The grant price was $29.38 per share.

(3)	“All Other Compensation” for the named executive officers during fiscal 2019 and 2018 is summarized below:

All Other Compensation 2019
Name	Perquisites (i)	Company 401(k) Match (ii)	Board Director Fee (iii)	BOLI Income (iv)	Total "All Other Compensation"
Alan Thian	$3,448	$18,049	$88,000	$9,971	$119,468
David Morris	3,164	12,762	—	3,108	19,034
Larsen Lee	2,278	13,137	—	3,144	18,559

All Other Compensation 2018
Name	Perquisites (i)	Company 401(k) Match (ii)	Board Director Fee (iii)	BOLI Income (iv)	Total "All Other Compensation"
Alan Thian	$7,588	$12,250	$97,296	$9,296	$126,430
David Morris	2,292	9,331	—	2,420	14,043
Larsen Lee	1,077	9,250	—	2,993	13,320

(i)	Amount reflects use of a Bank-owned vehicle.
(ii)	Amount reflects Company matching contribution under the 401(k) Plan.
(iii)	Amount reflects Mr. Alan Thian Board director fees.
(iv)	Amount reflects BOLI reportable income.

General

We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits including perquisites. Our Compensation, Nominating and Corporate Governance Committee believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

Base Salary

The Compensation, Nominating and Corporate Governance Committee reviews and approves base salaries of our named executive officers and establishes the compensation of our chief executive officer. In approving the base salary of each named executive officer, and establishing the base salary of our chief executive officers, the committee relied on market data provided by our internal human resources department and survey data from industry resources. The Compensation, Nominating and Corporate Governance Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

Bonus

All staff are eligible for a bonus and the named executive officers who have employment agreements may receive bonuses subject to the Board’s sole discretion.  Annual bonuses are approved by the Compensation, Nominating and Corporate Governance Committee subject to the terms of the Company’s executive bonus policy.

Equity Awards

The equity awards reflected in the table above all relate to stock option awards issued pursuant to our 2017 Omnibus Stock Incentive Plan (the “2017 Plan” or “OSIP”), which, as described more fully below, allows the Compensation, Nominating and Corporate Governance Committee to establish the terms and conditions of the awards, subject to the plan terms.

Benefits and Other Perquisites

The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Royal Business Bank 401(k) Profit Sharing Plan. The Royal Business Bank 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Bank and its subsidiaries. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2019, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 1% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match employee contributions on the first 6% of employee compensation (50 cents for each $1). The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. No discretionary profit sharing contribution was made to the 401(k) Plan for 2019 or 2018.

Bank Owned Life Insurance (“BOLI”) Policies. In 2012, the Bank purchased single premium BOLI policies for certain officers and directors of the Bank to provide additional life insurance benefits to the directors and officers and to use the income from the BOLI policies to offset benefit expenses. Further, the Bank benefits from any future death benefits paid out under these BOLI policies. The Bank entered into split dollar arrangements with all executive and senior officers and directors that were under the age of 70 to pay their beneficiaries a death benefit. The amount of the split dollar arrangement for executive officers was equal to five times the executive’s annual salary in 2012, three times the senior officer’s annual salary and $250,000 per director. In January 2017, the Bank purchased additional BOLI policies to increase the benefit to the executive and senior officers to December 31, 2016 salary levels and to add new officers that have joined the Bank since 2012. The directors also received an additional $150,000 in benefit. If the officer or director retires or is terminated, the split dollar arrangement terminates except in the case of change in control of the Company. The quantitative elements of the split dollar arrangement for our named executive officers are provided in the “Summary Compensation Table”.

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, except for Mr. Thian and Mr. Morris who are entitled to an annual medical examination.

Perquisites. We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation, Nominating and Corporate Governance Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2019 included the use of a Bank-owned or leased automobile.

Employment Agreements

We have entered into employment agreements with Messrs. Thian and Morris, which generally describe the position and duties of each of these named executive officers, provide for a specified term of employment, describe base salary, bonus opportunity and other benefits and perquisites to which such named executive officer is entitled, if any, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating these named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Mr. Thian. Our employment agreement with Mr. Thian, dated as of April 12, 2017, provides for a term of five years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal three months prior to the extension date. The agreement provides for an annual salary of $696,000, subject to periodic adjustment by our Board, discretionary bonus, reimbursement of automobile expenses, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. If Mr. Thian is terminated without cause or if he terminates his employment for good reason, as defined in the agreement, Mr. Thian would receive a severance payment in the amount of twelve (12) months of his then current salary plus the continuation of his medical, dental and other insurance coverage and an auto allowance for the lesser of twelve months or until he has found new employment. Following a change in control, if Mr. Thian’s employment is terminated, by us or our successor, without cause, or if Mr. Thian’s employment is materially adversely altered, then Mr. Thian will be entitled to receive from us or our successor severance in an amount equal to twelve (12) months of Mr. Thian’s then annual salary, plus the continuation of his medical, dental and other insurance coverage and an auto allowance for the lesser of twelve months or until he has found new employment. In connection with the consummation of the Company’s July 2017 initial public offering, Mr. Thian’s employment agreement also provides for an annual award of restricted stock for each year of the employment agreement’s five year term with each award vesting over three years. The number of shares of common stock to be awarded will be pursuant to a formula based upon the number of shares sold by the Company in its July 2017 initial public offering and the Company’s resulting stock price and the stock price during the 120 days prior to the finished grant date. On each of the first and second anniversary of our initial public offering, Mr. Thian was granted 43,425 restricted shares pursuant to this formula.

Mr. Morris. Our employment agreement with Mr. Morris, dated as of April 12, 2017, provides for a term of three years, with an automatic renewal for successive one-year periods unless either party provides written notice of nonrenewal three months prior to the extension date. The agreement provides for an annual salary of $240,000, subject to periodic adjustment by our Board, stock options, discretionary bonus, reimbursement of automobile expenses, expense reimbursement and medical insurance coverage, salary continuation and other benefit plans. If Mr. Morris is terminated without cause, Mr. Morris would receive a severance payment in the amount of twelve (12) months of his then current salary. Following a change of control, if Mr. Morris’ employment is terminated by us or our successor, without cause, or Mr. Morris’ employment is materially adversely altered, Mr. Morris would receive a severance payment in the amount of six (6) months of his then current salary.

RBB Bancorp 2017 Omnibus Stock Incentive Plan

General. The OSIP was adopted by our Board of Directors on January 18, 2017 and approved by our shareholders at our 2017 annual meeting. The OSIP was designed to ensure continued availability of equity awards that will assist the Company in attracting and retaining competent managerial personnel and rewarding key employees, directors and other service providers for high levels of performance. Pursuant to the OSIP, the Board of Directors is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 3,848,341 shares of common stock are available for issuance under the OSIP. As of the March 16, 2020 Record Date, 1,081,470 shares remained available for issuance under the OSIP. Awards vest, become exercisable and contain such other terms and conditions as determined by the Board of Directors and set forth in individual agreements with the employees receiving the awards. The OSIP enables the Board of Directors to set specific performance criteria that must be met before an award vests. The OSIP allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.

Eligibility. All employees and directors of, and consultants of, the Company and its subsidiaries are eligible to become participants in the OSIP, except that non-employees may not be granted incentive stock options. The Board of Directors will determine the specific individuals who will be granted awards under the OSIP and the type and amount of any such awards.

Options. The Board of Directors may grant incentive stock options and non-qualified stock options to purchase stock at an exercise price determined under the award. Each stock option must be granted pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options may expire no later than 10 years from the date of grant.

The exercise price of an option generally may not be less than the fair market value of Company common stock on the date the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, or as adjusted for corporate transactions described above.

Options awarded under the OSIP will be exercisable in accordance with the terms established by the Board of Directors. Any incentive stock option granted under OSIP that does not qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Board of Directors may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Board of Directors, the purchase price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of Company common stock (valued at fair market value as of the day of exercise), by restricted shares, by a cashless exercise providing for deferred payment of the purchase price or by other property deemed acceptable or a combination thereof.

Stock Appreciation Rights. Stock appreciation rights entitle the participant to receive cash and/or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds a base price established by the Board of Directors. The base price for a stock appreciation right generally may not be less than the fair market value of the stock on the date the stock appreciation right is granted. Stock appreciation rights will be exercisable in accordance with the terms established by the Board of Directors.

Stock Awards. A stock award is a grant of shares of Company common stock or a right to receive shares of Company common stock (or an equivalent amount of cash or a combination of both) in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, deferred shares or restricted stock units or any other equity-based award as determined by the Board of Directors.

The specific conditions, including the performance measures, performance objectives or period of service requirements that may apply to stock awards are set by the Board of Directors in its discretion.

Forfeiture. Unless specifically provided to the contrary in an award agreement, upon notification of termination of employment for cause, in the case of employees, and termination of service for cause, in the case of non-employee directors or other service providers, any outstanding award held by such employee, non-employee director or service provider will terminate immediately, the award will be forfeited and the participant will have no further rights thereunder.

Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code (“Revenue Code”), the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” (the chief executive officer, chief financial officer and the next three most highly compensated executive officers or individuals who were “covered employees” during any tax year beginning after December 31, 2016) is limited to $1 million per year.

Pursuant to Section 162(m), as in effect for 2017, compensation in excess of $1 million per year paid to the Company’s CEO and three other highest paid executive officers (other than the CFO) was not deductible unless it qualified as “performance based” compensation or, in the case of a corporation that becomes a publically held corporation in connection with an initial public offering, it was paid during a limited “transition period” pursuant to a compensation plan that existed during the period in which the corporation was not publically held, provided that the prospectus accompanying the initial public offering disclosed information concerning those plans that satisfied all applicable securities laws then in effect.

The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based” compensation with respect to 2018 and future years, but recent proposed regulations released by the IRS indicate that the deductibility provided during the “transition period” will continue to be available for companies that become publically held before December 20, 2019.

The Company intends to rely on this transition relief in connection with awards under the OSIP until the earliest of the four following events:  (i) the expiration of the OSIP; (ii) the material modification of the OSIP; (iii) the issuance of all stock and other compensation that has been allocated under the OSIP; or (iv) the first meeting of the Company’s shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company’s common stock occurs.  However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be fully deductible in light of the Section 162(m) deductibility limitations.  While the Committee considers the impact of section 162(m)(6), it believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.

Change in Control. Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company (as defined in the OSIP or the individual award agreements), all outstanding stock options and stock appreciation rights held by a participant will become fully exercisable and all stock awards or cash incentive awards held by a participant will become fully earned and vested. In the event an award constitutes “deferred compensation” for purposes of Section 409A of the Revenue Code, and the settlement or distribution of benefits under such award are triggered by a change in control, such settlement or distribution will be subject to the change in control also constituting a “change in control event” under Section 409A of the Revenue Code.

Amendment and Termination. The OSIP will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted after the 10-year anniversary of the date upon which it is approved by the shareholders of the Company. The Company generally reserves the right to amend or terminate the OSIP at any time, except that the OSIP may not be amended without the approval of the Company’s shareholders to permit:

•	a material increase in the benefits accruing to participants under the OSIP;
•	an increase of the 3,848,341 shares of stock that may be issued under the OSIP; or
•	a material modification of the requirements for participation;

provided, however, that the OSIP may be amended at any time to conform to any present or future law, including but not limited to amendments to the OSIP or outstanding awards in order to comply with, or to avoid the application of, Section 409A of the Revenue Code, and related regulations promulgated thereunder.

U.S. Federal Income Tax Treatment. Under present U.S. federal income tax laws, awards granted under the OSIP generally should have the following tax consequences:

Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. The participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was (without a break in service) an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right generally will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes and the participant has not filed a Revenue Code Section 83(b) election to be taxed at the time of grant. Upon the later of delivery or vesting of shares subject to an award (or the filing of a Revenue Code Section 83(b) election), the participant generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting (or the filing of a Revenue Code Section 83(b) election). Dividends paid to the participant during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction. In the case of stock awards settled in cash, the participant generally will realize taxable income at the time the cash is distributed and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant generally will realize taxable income at the time the cash incentive award is distributed and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. All distributions under the OSIP are subject to withholding of all applicable taxes and the Board of Directors may condition the delivery of any shares or other benefits under the OSIP on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Board of Directors, such withholding obligations generally may be satisfied through cash payment by the participant, through the surrender of shares of Company stock that the participant already owns or through the surrender of shares of Company stock to which the participant is otherwise entitled under the OSIP.

RBB Bancorp 2010 Stock Option Plan

Under the terms of the Company's 2010 Stock Option Plan, officers and key employees were eligible to receive both nonqualified and incentive stock options and directors and organizers, who were not also an officer or employee, were eligible to receive only nonqualified stock options.  The Plan provided for options to purchase up to 30 percent of the outstanding common stock at a price not less than 100 percent of the fair market value of the stock on the date of the grant.  Stock options granted pursuant to the 2010 Stock Option plan expire no later than ten years from the date of the grant and generally vest over three years.  This 2010 Plan was replaced at the Company’s 2017 annual meeting of shareholders on May 23, 2017, with the OSIP.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our named executive officers regarding outstanding stock options held by the officers as of December 31, 2019. Market values are presented as of the end of 2019 (based on the assumed per share fair market value of our common stock of $21.17 on December 31, 2019) for outstanding stock awards, which include 2019 grants and prior-year grants.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unxercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Alan Thian	10,763	—	9.29	05/18/21	—		—
	10,763	—	11.15	05/16/22	—		—
	242,156	—	11.15	01/01/23	—		—
	10,763	—	11.15	05/15/23	—		—
	10,250	—	13.21	05/21/24	—		—
	10,000	—	17.08	05/20/25	—		—
	3,334	6,666	18.25	05/17/26	—		—
					28,950	(3)	$612,872
David Morris (4)	24,788	—	9.29	02/01/20	—		—
	9,686	—	9.29	01/01/22	—		—
	53,813	—	11.15	01/01/23	—		—
Larsen Lee	9,686	—	13.21	03/17/24	—		—
	10,000	5,000	18.25	01/01/26	—		—

(1)

All awards in this column that remain subject to vesting, vest in 33.33% increments on the first, second and third anniversary of the date of grant. These equity awards are accelerated and vest in full upon a change in control of the Company.

(2)	Market value is determined using the December 31, 2019 closing price of the Company’s common stock of $21.17 per share.
(3)	On August 15, 2018 Mr. Thian was granted 43,425 shares of restricted stock which vest in 33.33% increments on the first, second and third anniversary of the date of grant.

Delinquent Section 16(A) Reports

Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2019, all such persons filed all ownership reports and reported all transactions on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NASDAQ Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participates (whether or not we or the Bank is a direct party to the transaction), and in which our or any of the Bank’s directors, nominees to become a director, executive officers or employees or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest has a direct or indirect material interest; or in which any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person has a direct or indirect material interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management will provide our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, will be subject to termination by us or the Bank, if so directed by our Audit Committee or our Board, taking into account factors as deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the bank regulatory requirements.

As of December 31, 2019, our officers and directors as well as their immediate families and affiliated companies, taken as a group, were indebted directly and indirectly to us in the amount of $4.0 million, while deposits from this group totaled $23.0 million as of such date. As of December 31, 2019, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Related Party Transactions

Other than the compensation arrangements with directors and executive officers described in “Executive Compensation” and the ordinary banking relationships described above, none of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest, in any transactions since January 1, 2017, to which we have been a party in which the amount involved exceeded or will exceed $120,000.

Certain Transactions

Other Transactions. It is anticipated that the executive officers and directors of the Company, and the companies with which they are associated, will have banking transactions with the Bank in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to loans included in such transactions will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons of similar creditworthiness that are not affiliated with the Bank, and in the opinion of management, these transactions do not involve more than a normal risk of collectability or present other unfavorable features. The aggregate limit that the Bank may lend to its insiders as a class is not greater than the Bank’s unimpaired capital and unimpaired surplus. As of December 31, 2019, the Bank had extensions of credit to its directors together with their associates in the aggregate totaling approximately $4.0 million representing approximately 0.98% of the Bank’s equity capital as of that date.  There were no Company loans to any insider of the Company.

There were no transactions during 2019 to which the Bank was a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Bank’s total assets at year end for each of the last three completed fiscal years, and in which any director (or nominee for director) of the Bank, executive officer of the Bank, any shareholder owning of record or beneficially 5% or more of the Company’s common  stock, or any member of the immediate family of any of the foregoing persons, had a direct or indirect material interest.

Indebtedness of Management. Some of the current directors and executive officers of  the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business.   The Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of the Company, have not involved more than the normal risk of repayment or presented any other unfavorable features.

It is possible that, on the basis of sound business practices and subject to the approval of the Company's Board of Directors, the Bank may select companies owned, operated or controlled by directors to provide certain products and services to the Company. Any such purchases or transactions shall be made on reasonably competitive terms and prices and in accordance with applicable laws and regulations.

Indemnification.  The Company’s Articles provide that a director of the Company will not incur any personal liability to the Company, the Bank, or its shareholders for monetary damages for certain breaches of fiduciary duty as a director. A director's liability, however, is not eliminated with respect to (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of state law, or (iv) any transaction from which the director derived an improper personal benefit. The Company’s Articles and Bylaws also provide, among other things, for the indemnification of the Company’s directors, officers and agents, and authorize the Company’s Board of Directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, such agents in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment (subject to certain limitations). It is the policy of the Company’s Board of Directors that the Company’s directors, officers and agents shall be indemnified to the maximum extent permitted under applicable law and the Company’s Articles and Bylaws, and management has obtained director and officer liability insurance covering all of the Company’s officers and directors.

PROPOSAL 2:

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) companies must provide their shareholders with the opportunity to cast an advisory vote to approve named executive officer compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years. In a vote held at the 2018 Annual Meeting of Shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.

The Board believes that the Company’s compensation policies and procedures are appropriately aligned with the long-term interest of its shareholders. The Board also believes that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

This Say-on-Pay proposal gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

As described in detail in this Proxy Statement, we intend for our compensation program to align the interests of our executive officers with those of the shareholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term shareholder value. We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. Our compensation program includes:

•	base salary;
•	annual cash incentive awards;
•	long-term equity incentive awards;
•	retirement plans and other benefits; and
•	other executive benefits, such as perquisites and severance benefits.

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Compensation, Nominating and Corporate Governance Committee will consider the vote of our shareholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2019 compensation of our named executive officers, which is described in this Proxy Statement, provided that such shares also constitute at least a majority of the required quorum. Abstentions and “broker non-votes” are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the compensation of the Company’s named executive officers.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

REGISTERED PUBLIC ACCOUNTING FIRM

In December 2019, the Audit Committee of the Board considered the qualifications and experience of Eide Bailly LLP, and, in consultation with the Board, appointed them as independent auditors for the Company for the current fiscal year, which ends December 31, 2020. Although ratification of our independent auditors by shareholders is not required by law, the Audit Committee and Board desire to obtain the shareholders’ ratification of such appointment. If ratification of Eide Bailly LLP as our independent auditors is not approved by shareholders, the matter will be referred to the Audit Committee for further review.

On July 22, 2019, our prior auditor Vavrinek, Trine, Day & Co. LLP merged with and into Eide Bailly LLP.  This was described in our Current Report on Form 8-K, filed on July 25, 2019.

We anticipate that a representative of Eide Bailly LLP will be present at the Annual Meeting and available to respond to appropriate questions and to make a statement if he or she so desires.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2019, provided that such shares also constitute at least a majority of the required quorum. Abstentions are not counted in determining whether the affirmative vote constitutes a majority of the shares present or represented and voting at the Annual Meeting but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.   Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Eide Bailly LLP as our independent auditors for the fiscal year ending December 31, 2020.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents fees billed or to be billed for professional audit services rendered by Eide Bailly LLP (and its predecessor, Vavrinek, Trine, Day & Co., LLP) for the audits of our annual financial statements for the fiscal years ending December 31, 2019 and 2018 and for other services rendered by Eide Bailly LLP.

	2019	2018
Audit fees (1)	$518,465	$506,805
Audit related fees (2)	14,500	14,500
Tax fees (3)	44,750	26,000
All other fees	—	—
Total	$577,715	$547,305

1

Audit fees consist of the aggregate fees of Eide Bailly LLP and its predecessor Vavrinek, Trine, Day & Co. LLP in connection with: (i) the audit of the annual consolidated financial statements, and (ii) the required review of the financial information included in our Quarterly Reports on Form 10-Q. Of the 2018 audit fees, $68,765 was paid in connection with the Company’s acquisition of FAIC

2	Audit related fees consist of the 401(k) audit.
3	Tax services included preparation of tax returns and tax payment planning services, as well as fees related to other tax advice, tax consulting and planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2019, 100% of Audit, Audit-Related and Tax Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2019, the Audit Committee met 12 times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee reviewed with both the independent auditors and the internal auditor’s audit plans, scope, and results.

The Audit Committee discussed and reviewed with the independent auditor all communications required by the Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the Public Company Accounting Oversights Board in Rule 3200T,  and discussed and reviewed the results of the independent auditor’s audit of the consolidated financial statements. The Audit Committee also reviewed and discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2019, with management and the independent auditors. Based upon its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

RBB BANCORP
Audit Committee

Chie-Min Christopher Koo, Chair
Wendell Chen
Alfonso Lau
Feng Lin
Chuang-I (Christopher) Lin
Paul Lin

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules, accompanies this Proxy Statement.

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2019 may be obtained without charge by writing to Investor Relations, RBB Bancorp, 1055 Wilshire Boulevard, 12th Floor, Los Angeles, California 90017 or by calling (213) 533-7918. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, are also available at our website, www.royalbusinessbank.com under the Investor Relations section, at https://ir.rbbusa.com/financial-information/sec-filings and from the SEC at its website, www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, IssuerDirect if you hold registered shares. You can notify IssuerDirect by sending a written request to: IssuerDirect, 500 Perimeter Park Drive, Suite D, Morrisville NC 27560, or by calling IssuerDirect at (919) 481-4000.

PROPOSALS BY SHAREHOLDERS AT 2021 ANNUAL MEETING

Shareholder Proposals

Business must be properly brought before an annual meeting in order to be considered by shareholders.  Shareholder proposals intended to be considered for inclusion in next year’s Proxy Statement for the 2021 Annual Meeting of Shareholders must be received by the Company by December 14, 2020, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our shareholders for the Annual Meeting, and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.  However, if the date of the 2021 Annual Meeting of Shareholders is changed by more than 30 days from the date of the Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials in connection with the 2021 Annual Meeting of Shareholders.

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after February 28, 2020, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting.  As of the date of this Proxy Statement, the Company has not received any notice that a shareholder intends to present a proposal at the Annual Meeting.

Director Nominations

Pursuant to our Bylaws, nominations for election of members of the Board of Directors of the Company may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the Notice of 2020 Annual Meeting of Shareholders or the Notice of 2021 Annual Meeting of Shareholders, as the case may be) shall be made in writing and shall be delivered to the President of the Company by the later of the close of business on April 22, 2020, which is twenty-one (21) days prior to the Annual Meeting, or twenty-one (21) days prior to the 2021 Annual Meeting of Shareholders, as the case may be, or seven (7) days after the date of mailing of Notice of 2020 or 2021 Annual Meeting of Shareholders, as the case may be. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance with this paragraph shall be disregarded by the chairman of the Annual Meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

OTHER BUSINESS

The Board of Directors does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT MAILING OF THE SIGNED PROXY WILL BE APPRECIATED.

RBB BANCORP

Yee Phong (Alan) Thian
President and Chief Executive Officer

April 17, 2020

C. THIS PROXY

RBB BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of RBB Bancorp (the "Company") hereby revoking any proxy heretofore given, does hereby appoint Peter M. Chang and Yee Phong (Alan) Thian, and each of them, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 2020 at 11:00 a.m., Pacific Time, (1) telephonically by calling Catherine Wei at 714/676-2425 anytime in advance of the meeting, who will provide the meeting phone number and access code, or (2) by accessing the following website https://attendee.gotowebinar.com/register/4065730522974598158 and using the proxy control number below as the access code, and participating live in the webcast, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

This proxy confers authority and shall be voted, including in the event of cumulative voting for the election of directors, in accordance with the recommendations of the Board of Directors, unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instruction. This proxy confers discretionary authority to vote on any other matter, if any, presented at the meeting. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such other matters of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX: Complete the reverse portion of this Proxy Card and Fax to 760-452-4423.

INTERNET: https://www.westcoaststocktransfer.com/rbb-proxy/

CONTROL NUMBER:

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your "Control Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet through the end of the Annual Meeting on May 13, 2020.

← Please ensure you fold then detach and retain this portion of this Proxy →

ANNUAL MEETING OF THE SHAREHOLDERS OF RBB BANCORP, INC.

CONTROL NUMBER:

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

CONTROL NUMBER:

Proposal 1 →	**FOR ALL**	**WITHHOLD ALL**	**FOR ALL EXCEPT**	**Proposal 1**
To elect the following thirteen (13) directors:	☐	☐		
Peter M. Chang			☐	
Wendell Chen			☐	
Christina Kao			☐	
James Kao			☐	
Chie-Min Christopher Koo			☐	
Alfonso Lau			☐	
Christopher Lin			☐	
Feng (Richard) Lin			☐	
Ko-Yen Lin			☐	
Paul Lin			☐	
Catherine Thian			☐	
Yee Phong (Alan) Thian			☐	
Raymond Yu			☐	
Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**	**Proposal 2**
To approve, by a non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐	
Proposal 3 →	**FOR**	**AGAINST**	**ABSTAIN**	**Proposal 3**
To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐	

MARK "X" HERE IF YOU PLAN TO PARTICIPATE IN THE MEETING: ☐

Our Board of Directors recommends that you vote "FOR" all of the fourteen director nominees named above for election to our Board of Directors; "FOR" approval, on a non-binding advisory basis, of the compensation of our named executive officers; and "FOR" ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. With respect to the election of directors, in the event that cumulative voting is enacted, the proxy will vote your shares in accordance with cumulative voting in such a way that is consistent with your written instructions on your completed proxy card, and if no such instructions are provided, then in such a manner that will facilitate the election of as many of the nominees identified on this proxy card as possible.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2020

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)